UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


FORM 8-K


CURRENT REPORT


Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934



Date of report (Date of earliest event reported):	July 1, 1998


CORPORATE RENAISSANCE GROUP, INC.
(Exact name of registrant as specified in its charter)


Delaware
(State or other jurisdiction of incorporation)


0-20514
(Commission File Number)


13-3701354
(IRS Employer Identification Number)


1185 Avenue of the Americas
18th Floor
New York, New York 10036
(Address of principal executive offices)


Registrant's telephone number, including area code:	212-730-2000

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Item 5.	Acquisition or Disposition of Assets.

	On July 1 and July 8, 1998, Corporate Renaissance Group, Inc. (the "Company")
sold 64,460 and 23,575 shares, respectively, of the 105,200 shares of Common
Stock of Parametric Technology Corporation ("Parametric") held by the Company for approximately $1,960,000.  Such sales were effected in open market transactions at an average price of $22.2601 per share.  Parametric develops, markets and supports a line of software products that automate the design through manufacturing process within the mechanical computer-aided design, manufacturing and engineering industry.  The Company acquired its position in Parametric as a result of the January 1998 acquisition by
Parametric of Computervision Corporation ("Computervision"), another software development concern, which was one of the Company's portfolio investments.
Reference is made to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997 and Quarterly Report on Form 10-Q for
the quarter ended March 31, 1998 for additional information regarding the
Company's investment in Computervision.

SIGNATURES



	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                	CORPORATE RENAISSANCE GROUP, INC.



Date:	July 14, 1998	             By:  	/s/ Martin E. Winter
	                                Martin E. Winter, Secretary/Treasurer
	                                (Principal Financial and Accounting Officer)